Exhibit 10.3

Execution Version

Limited Consent to Uncommitted Credit Agreement

This Limited Consent to Uncommitted Credit Agreement (this “Agreement”), dated as of October 3, 2023 (the “Effective Date”), is among Par Hawaii Refining, LLC, a limited liability company organized under the laws of the State of Hawaii (the “Borrower”); Par Petroleum, LLC, a limited liability company organized under the laws of the State of Delaware (the “Parent Guarantor”); each of the Lenders party hereto; MUFG Bank, Ltd., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”) and U.S. Bank Trust Company, National Association, solely in its capacity as the collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

R E C I T A L S:

A.         The Borrower, the Administrative Agent and the Lenders are parties to that certain Uncommitted Credit Agreement entered into as of July 26, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders and Letter of Credit Issuing Banks have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B.         The Borrower has informed the Administrative Agent and the Lenders that it intends to enter into that certain Second Amendment to Asset-Based Revolving Credit Agreement and Joinder Agreement on or about October 4, 2023 (the “ABL Amendment”), among Par Pacific, Parent Guarantor, Par Hawaii, LLC, Hermes Consolidated, LLC, Wyoming Pipeline Company LLC, Par Montana, LLC, Par Rocky Mountain Midstream, LLC, and U.S. Oil & Refining Co., and the other loan parties party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent and the incremental lenders and lenders party thereto to amend the ABL Agreement (such agreement, prior to giving effect to the ABL Amendment, the “Existing ABL Agreement” and as amended by the ABL Amendment, the “Amended ABL Agreement”). The ABL Amendment will, among other things, (i) provide for incremental commitments that increase the total revolver commitment under the ABL Agreement to $900,000,000 (the “Revolver Commitment Increase”), (ii) increase the Available Increase Amount (as defined in the Amended ABL Agreement) to $400,000,000 (collectively with the Revolver Commitment Increase, the “ABL Upsize”) and (iii) amend certain definitions and provisions in the ABL Agreement, as set forth in the certified ABL Amendment provided pursuant to Section 4.2 of this Agreement, which are referred to in Section 8.17 of the Credit Agreement (the “Restricted ABL Amendments”).

C.         Section 8.06(c) of the Credit Agreement prohibits the ABL Upsize by limiting the increase in the aggregate principal amount of Indebtedness under the ABL Agreement unless such increase was contemplated in the applicable documentation governing such Indebtedness as of the Closing Date; furthermore, for the avoidance of doubt, Borrower desires to obtain the consent of the Lenders to the Restricted ABL Amendments, notwithstanding any limitations under Section 8.17 of the Credit Agreement.

D.         In connection with the consummation of the ABL Amendment, the Borrower has requested that the Lenders consent to the ABL Upsize and the Restricted ABL Amendments.

E.         The parties hereto desire to enter into this Agreement to evidence the Lenders’ consent to the ABL Upsize and Restricted ABL Amendments effective as of the Effective Date.

F.         The Administrative Agent, Collateral Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.         Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Agreement, shall have the meaning ascribed to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Agreement refer to sections of the Credit Agreement.

Section 2.         Limited Consent. In reliance on the representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged and confessed, and notwithstanding anything to the contrary set forth in Sections 8.06(c) and 8.17 of the Credit Agreement, and subject to the satisfaction of the conditions precedent in Section 4 hereof, the Lenders party hereto hereby consent to the ABL Upsize and the Restricted ABL Amendments (the “Limited Consent”) so long as:

(a)         the ABL Amendment is consummated in the form provided to the Administrative Agent in Section 4.2 hereof; and

(b)         after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

Section 3.         Limitations on Limited Consent. The Limited Consent granted pursuant to this Agreement is a one-time consent and is limited solely to the ABL Upsize and Restricted ABL Amendments contemplated by the ABL Amendment. Nothing contained herein shall constitute or be deemed to constitute a consent to, extension of, or waiver of, any other action or inaction of the Borrower, any of its Subsidiaries or the Parent Guarantor which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Credit Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Credit Document, nor shall this Agreement constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders shall have no obligation to grant any future extensions, waivers, consents or amendments with respect to the Credit Agreement or any other Credit Document, and the parties hereto agree that this Agreement shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Credit Documents (as modified by this Agreement).

Section 4.         Conditions Precedent (Effective Date). The effectiveness of this Agreement (including the Limited Consent contained in Section 2 hereof) is subject to the following:

4.1         Counterparts. The Administrative Agent shall have received counterparts of this Agreement from (a) the Borrower and Parent Guarantor, (b) the Collateral Agent, (c) the Administrative Agent and (d) the Lenders constituting the Required Lenders.

4.2         ABL Amendment Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying (a) that attached to such certificate is a true, accurate and complete copy of the ABL Amendment and (b) the parties to the ABL Amendment are consummating the ABL Upsize and Restricted ABL Amendments on or about October 4, 2023, in accordance with the terms of the ABL Amendment.

4.3         Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders).

Section 5.         Miscellaneous.

5.1         Confirmation and Effect. The provisions of the Credit Agreement (as modified by this Agreement) shall remain in full force and effect in accordance with its terms following the effectiveness of this Agreement, and this Agreement shall not constitute a waiver of any provision of the Credit Agreement or any other Credit Document, except as expressly provided for in Section 2 herein. From and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as modified hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

5.2         Ratification and Affirmation of Credit Parties. Each of the Borrower and the Parent Guarantor hereby expressly (a) acknowledges the terms of this Agreement, (b) ratifies and affirms its obligations under the Credit Agreement and the other Credit Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement and the other Credit Documents to which it is a party, (d) agrees that the Parent Guarantor’s guarantee under the Parent Guaranty and the other Credit Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders, the Collateral Agent and the Administrative Agent the representations and warranties of the Borrower and the Parent Guarantor contained in the Credit Agreement, the Parent Guaranty and the other Credit Documents to which it is a party are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification contained therein) in all respects) as of the date hereof and after giving effect to this Agreement except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by it of this Agreement are within its corporate, limited partnership or limited liability company power and authority (as applicable), have been duly authorized by all necessary limited liability company, corporate, or other such necessary action and that this Agreement constitutes Borrower’s and Parent Guarantor’s legal, valid and binding obligations, enforceable against the Borrower and the Parent Guarantor, as applicable, in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Agreement, no Default or Event of Default exists.

5.3         Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g. “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

5.4         Entire Agreement. THIS AGREEMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS, EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE SUB-COLLATERAL AGENT AND THE LENDERS AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

5.5         Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK; PROVIDED THAT THE SECURED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

5.6         Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent and the Collateral Agent for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the Collateral Agent.

5.7         Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

5.8         Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor the Parent Guarantor may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of all the Lenders and the Administrative Agent.

5.9         Agent Authorization. Each of the undersigned Lenders, constituting at least the Required Lenders, hereby authorizes and directs the Administrative Agent and the Collateral Agent to execute and deliver this Limited Consent.

[Signature Pages Follow.]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT GUARANTOR:	PAR PETROLEUM, LLC By: /s/ Shawn Flores Name: Shawn Flores Title: Chief Financial Officer

BORROWER:	PAR HAWAII REFINING, LLC By: /s/ Shawn Flores Name: Shawn Flores Title: Chief Financial Officer

Signature Page to Limited Consent to Uncommitted Credit Agreement

MUFG BANK, LTD, as Administrative Agent and a Lender By: /s/ Christopher Taylor Name: Christopher Taylor Title: Managing Director

Signature Page to Limited Consent to Uncommitted Credit Agreement

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent By: /s/ Michael K. Herberger Name: Michael K. Herberger Title: Vice President

Signature Page to Limited Consent to Uncommitted Credit Agreement

MACQUARIE BANK LIMITED, as a Lender By: /s/ Chris Horne Name: Chris Horne Title: Division Director By: /s/ Russell Gripper Name: Russell Gripper Title: Division Director

Signature Page to Limited Consent to Uncommitted Credit Agreement

GARANTIBANK INTERNATIONAL N.V.,
as a Lender

By:         /s/ Banu Turkelli
Name:    Banu Turkelli
Title:      Credit Service Specialist

By:         /s/ Cees Heilig
Name:    Cees Heilig
Title:      Director, Corporate Loan Syndications

Signature Page to Limited Consent to Uncommitted Credit Agreement